Exhibit 21.1

IAC Holdings, Inc. Expected Subsidiaries at Separation

As of June 30, 2020

Entity	Jurisdiction of Formation

24apps GmbH	Austria
8831-8833 Sunset, LLC	Delaware
About Information Technology (Beijing) Co., Ltd.	People’s Republic of China
About International	Cayman Islands
About, Inc.	Delaware
Accellab, LLC	Delaware
AHWC, Inc.	Delaware
AL Real Estate Holdings, LLC	Indiana
ANGI Homeservices Inc.	Delaware
Angie’s List, Inc.	Delaware
Apalon Apps LLC	Republic of Belarus
Apalon, LLC	Delaware
APN, LLC	Delaware
Applications Partner, LLC	Delaware
Ask Applications, Inc.	Delaware
Ask Media Group, LLC	Delaware
BlueCrew, Inc.	Delaware
BlueCrew, LLC	Delaware
Breedlove & Associates, L.L.C.	Texas
Buzz Technologies, Inc.	Washington
Care Concierge, Inc.	Massachusetts
Care International Exchange, Inc.	Delaware
Care.com Australia Pty Limited	Australia
Care.com Europe GmbH	Germany
Care.com Europe Ltd.	England and Wales
Care.com Securities Corporation	Massachusetts
Care.com Services, LLC	Delaware
Care.com Switzerland AG	Switzerland
Care.com, Inc.	Delaware
CareZen Family Solutions, Inc.	Canada
Comedy News Ventures, Inc.	Delaware
Conceptiv Apps LLC	Delaware
ConsumerSearch, Inc.	Delaware
CraftJack Inc.	Illinois
Customly LLC	Delaware
CV Acquisition Corp.	Delaware
Daily Burn, Inc.	Delaware
Diamond Dogs, LLC	Delaware
Epic Enterprises LLC	New Jersey
Falcon Holdings II, LLC	Delaware
Filios, Inc.	Delaware
Fixd Repair, LLC	Texas
Fixd Services, LLC	Texas
HAI Holding B.V.	Netherlands
Handy Contracting LLC	Delaware
Handy Platform Limited	Ireland
Handy Technologies, Inc.	Delaware
HandyBook Canada ULC	Canada
High Stakes LLC	Delaware
HLVP Follow On Fund GP, LLC	Delaware
HLVP Follow On Fund, L.P.	Delaware

Entity	Jurisdiction of Formation
HLVP I GP, LLC	Delaware
HLVP I, L.P.	Delaware
HLVP II GP, LLC	Delaware
HLVP II Token, LLC	Delaware
HLVP II, L.P.	Delaware
HLVP III GP, LLC	Delaware
HLVP III, L.P.	Delaware
Home Advisor Limited	England and Wales
HomeAdvisor Contracting, LLC	Delaware
HomeAdvisor GmbH	Germany
HomeAdvisor International, LLC	Delaware
HomeAdvisor, Inc.	Delaware
HomeStars, Inc.	Canada
HSN Capital LLC	Delaware
HSN, LLC	Delaware
HTRF Ventures, LLC	Delaware
IAC 19th St. Holdings, LLC	Delaware
IAC Applications Holding Limited Partnership	Ireland
IAC Applications, LLC	Delaware
IAC Falcon Holdings, LLC	Delaware
IAC Family Foundation, Inc.	Delaware
IAC Group, LLC	Delaware
IAC NewCo LLC	Delaware
IAC Publishing Holding Limited Partnership	Ireland
IAC Search & Media B.V.	Netherlands
IAC Search & Media Brands, Inc.	California
IAC Search & Media Europe Limited	Ireland
IAC Search & Media Finance Co.	Cayman Islands
IAC Search & Media International, Inc.	Delaware
IAC Search & Media Massachusetts, Inc.	Massachusetts
IAC Search & Media Technologies FinanceCo II	Cayman Islands
IAC Search & Media Technologies Limited	Ireland
IAC Search & Media UK Limited	United Kingdom
IAC Search & Media Washington, LLC	Washington
IAC Search & Media, Inc.	Delaware
IAC Search, LLC	Delaware
IAC Shopping International, Inc.	Delaware
IAC Work, LLC	Delaware
IAC/Expedia Global, LLC	Delaware
IACF Developments LLC	Delaware
ImproveNet, Inc.	Delaware
INKD LLC	Delaware
InstantAction, LLC	Delaware
InterActiveCorp Films, Inc.	Delaware
InterActiveCorp Films, LLC	Delaware
InterCaptiveCorp, Ltd.	Bermuda
Investopedia Canada, Inc.	Canada
Investopedia LLC	Delaware
iTranslate GmbH	Austria
Livestream LLC	New York
MH Handwerksleistungen Berlin UG	Germany
Mhelpdesk, Inc.	Delaware
Mile High Insights, LLC	Delaware
Mosaic Group Holdings, LLC	Delaware
MyBuilder Limited	England and Wales
MyBuilder Plus Limited	England and Wales
MyHammer AG	Germany

Entity	Jurisdiction of Formation
MyHammer Holding AG	Germany
NRelate LLC	Delaware
NurseFly, Inc.	Delaware
Out to Lunch Productions, LLC	Delaware
Pronto, LLC	Delaware
Publishing Partner, LLC	Delaware
Schlepp, Inc.	Israel
ServiceMagic Canada Inc.	Canada
ServiceMagic Europe S.à r.l.	Luxembourg
ServiceMagic GmbH	Germany
ServiceMagic International S.à r.l.	Luxembourg
Shanghai Huike Network Technology Co., Ltd.	People’s Republic of China
Shanghai iTranslate Software Dev Co	People’s Republic of China
Slimware Utilities Holdings, Inc.	Delaware
Starnet Interactive, Inc.	Delaware
Styleclick, Inc.	Delaware
TDB Holdings, Inc.	Delaware
TelTech Systems, Inc.	Delaware
The Daily Beast Company LLC	Delaware
The IAC Foundation, Inc.	Delaware
Thriveport, LLC	Delaware
TMC Realty, L.L.C.	Delaware
Town & Country Resources, Inc.	Delaware
Travaux.com S.à.r.l.	France
Trusted Labs, Inc.	Delaware
USA Video Distribution LLC	Delaware
USANi LLC	Delaware
USANi Sub LLC	Delaware
Vimeo FinanceCo, LLC	Delaware
Vimeo Israel Ltd.	Israel
Vimeo OTT Solutions, Inc.	Delaware
Vimeo Technologies Private Limited	India
Vimeo UK Limited	England and Wales
Vimeo Ukraine Technologies LLC	Ukraine
Vimeo, Inc.	Delaware
Wanderspot LLC	Washington
We are Mop! Limited	England and Wales
Weather or Not Apps, LLC	Delaware
Werkspot BV	Netherlands